UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 19, 2004

AMBASSADORS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 110 S. Ferrall Street, Spokane, WA	99202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(509) 534-6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 19, 2004, Ambassadors Group, Inc. (the “Company”) announced that its Board of Directors increased its quarterly dividend to $0.13 per share from $0.11 per share, an increase of 18.2%. The new dividend will be paid on December 21, 2004, to all common shareholders of record on December 6, 2004. The Company’s Board of Directors intends to continually review the Company’s dividend policy to ensure compliance with capital requirements, regulatory limitations, the Company’s financial position and other conditions which may affect the Company’s desire or ability to pay dividends in the future. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1:    Press Release, dated November 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: November 22, 2004	By:	/s/ Colleen McCann-Lillie
Colleen McCann-Lillie Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 19, 2004